Exhibit 99.1
Riley Permian Reports 2025 Results and Provides 2026 Guidance
OKLAHOMA CITY, March 4, 2026 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian”, the “Company” or “we”), today reported financial and operating results for the fourth quarter and year ended December 31, 2025.
FOURTH QUARTER 2025 HIGHLIGHTS
•Averaged 35.5 MBoe/d of total equivalent production (oil production of 20.1 MBbls/d)
•Generated $65 million of operating cash flow, $85 million of net income, $66 million of Adjusted EBITDAX(1), $1 million of Total Free Cash Flow(1) and $17 million of Upstream Free Cash Flow(1)
•Incurred total accrual (activity-based) capital expenditures before acquisitions of $50 million ($28 million for upstream)
•Sold all of our membership interests in Dovetail Midstream LLC, a wholly owned subsidiary of the Company that held certain midstream infrastructure projects in Eddy County, New Mexico for total cash consideration of $123 million, with the right to earn up to an additional $60 million in cash payments contingent upon achieving certain volumetric performance thresholds over a five-year period (“Midstream Sale”)
•Reduced debt outstanding by $120 million with a year-end debt-to-Adjusted EBITDAX(1) ratio of 1.0x(2)
•Announced the authorization of a stock repurchase program of up to $100 million of the currently outstanding shares of the Company's common stock
FULL-YEAR 2025 HIGHLIGHTS
•Averaged 29.2 MBoe/d of total equivalent production (oil production of 17.3 MBbls/d)
•Generated $213 million of operating cash flow, $161 million of net income, $261 million of Adjusted EBITDAX(1), $81 million of Total Free Cash Flow(1) and $117 million of Upstream Free Cash Flow(1)
•Incurred total accrual (activity-based) capital expenditures before acquisitions of $120 million ($83 million for upstream)
•Closed on the acquisition of Silverback Exploration II, LLC and its subsidiaries ("Silverback") for $120 million in cash plus contingent consideration, subject to final purchase price adjustments
•Increased the dividend on our common stock in October 2025 by 5% to $0.40 quarterly and $1.60 annually

2026 GUIDANCE HIGHLIGHTS
•Full-year 2026 guidance for total production of 35.0 - 37.0 MBoe/d (oil production of 21.0 - 22.0 MBbls/d)
•Full-year 2026 guidance for activity-based capital expenditures before acquisitions of $190 - 210 million

Bobby Riley, Chairman of the Board and Chief Executive Officer commented, “2025 was a transformational year for Riley Permian, as we made significant progress across key strategic initiatives, including inventory expansion, infrastructure build‑out, and balance sheet improvement. The groundwork laid in 2025 positions the company for a more active and value‑enhancing development program in 2026 and beyond.”

________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)Debt leverage ratio based on principal debt outstanding as of December 31, 2025, divided by full-year Adjusted EBITDAX(1).

Exhibit 99.1
OPERATIONS AND DEVELOPMENT ACTIVITY UPDATE
The tables below provide a summary of our operated well activity and production by state:

	Three Months Ended December 31, 2025		Year Ended December 31, 2025
	Gross(1)	Net(2)	Gross(1)	Net(2)
Wells Drilled
Texas	8	8.0	18	18.0
New Mexico	—	—	—	—
Total	8	8.0	18	18.0

Wells Completed
Texas	5	5.0	12	12.0
New Mexico	—	—	10	6.3
Total	5	5.0	22	18.3

Wells Turned to Sales
Texas	3	3.0	10	10.0
New Mexico	—	—	10	6.3
Total	3	3.0	20	16.3
___________________
(1)Gross wells are the total number of operated wells in which the Company has an interest
(2)Net wells are gross wells multiplied by our fractional working interest
Average Daily Production by State

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Combined
Texas	19.4	17.7	17.6	15.7
New Mexico	16.1	7.3	11.6	6.8
Total (MBoe/d)	35.5	25.0	29.2	22.5

Oil
Texas	11.9	12.4	11.3	11.7
New Mexico	8.2	3.5	6.0	3.4
Total (MBbls/d)	20.1	15.9	17.3	15.1
FOURTH QUARTER 2025 FINANCIAL RESULTS
Revenues totaled $97 million, net cash provided by operating activities was $65 million and net income was $85 million, or $4.02 per diluted share.
On a non-GAAP basis, Adjusted EBITDAX(1) was $66 million, cash flow from operations before changes in working capital(1) was $35 million, Total Free Cash Flow(1) was $1 million and Adjusted Net Income(1) was $22 million, or $1.01 per diluted share.
Average realized prices, before derivative settlements, were $57.18 per barrel of oil, $(0.86) per Mcf of natural gas and $(6.67) per barrel of natural gas liquids. The Company reported a $21 million gain on derivatives, net, which included an $8 million realized gain on settlements.
Operating expenses included lease operating expense (“LOE”) of $23 million, or $7.16 per Boe, administrative costs of $8 million, or $2.42 per Boe, and production and ad valorem taxes of $8 million or $2.44 per Boe.
___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1
The Company incurred $50 million in total accrued capital expenditures ($28 million for upstream). On a cash basis, the Company had total capital expenditures of $51 million ($35 million for upstream).
We recognized a pre-tax gain of $72 million from the Midstream Sale, net of $3 million in transaction costs. As a result, we incurred $16 million in corresponding income tax liability. Total FCF of $1 million excludes this tax impact.
The Company sold its interest in oil and natural gas properties in Texas outside of the Company’s acreage in Yoakum County for 250,000 shares of the Company’s common stock, which were subsequently retired, and which led to a reduction to additional paid-in-capital of $10 million.
The Company reduced total debt by $120 million, including a principal reduction of $115 million on the Credit Facility and $5 million on the Senior Notes. As of December 31, 2025, the Company had $110 million of borrowings outstanding on its Credit Facility and $145 million principal value of its Senior Notes, for a combined principal value of debt of $255 million. Interest expense, net was $8 million.
The Company paid a cash dividend of $0.40 per share, for a total of $8 million.
YEAR ENDED 2025 FINANCIAL RESULTS
Revenues totaled $392 million, net cash provided by operating activities was $213 million and net income was $161 million, or $7.59 per diluted share.
On a non-GAAP basis, Adjusted EBITDAX(1) was $261 million, cash flow from operations before changes in working capital(1) was $192 million, Total Free Cash Flow(1) was $81 million and Adjusted Net Income(1) was $96 million or $4.53 per diluted share.
Average realized prices, before derivative settlements, were $62.95 per barrel of oil, $(0.28) per Mcf of natural gas and $(1.27) per barrel of natural gas liquids. The Company reported a $36 million gain on derivatives, net, which included a $17 million realized gain on settlements.
Operating expenses included LOE of $88 million, or $8.21 per Boe, administrative costs of $31 million, or $2.95 per Boe, and production and ad valorem taxes of $29 million or $2.73 per Boe.
The Company incurred $120 million in total accrued capital expenditures ($83 million for upstream). On a cash basis, the Company had total capital expenditures of $128 million ($91 million for upstream).
The Company reduced total debt by $25 million, including a principal reduction of $5 million on the Credit Facility and $20 million on the Senior Notes. Interest expense, net was $31 million.
The Company paid dividends of $1.54 per share for a total of $33 million.
Shareholder’s equity was $634 million as of December 31, 2025, an increase of 24% year-over-year and the number of common shares outstanding was 21.7 million, an increase of 1% year-over-year.
In January 2026, as part of our stock repurchase program, the Company repurchased 152,408 shares of common stock at a weighted average price of $26.54 per share for a total of $4 million.
RESERVES
Estimates of Riley Permian’s proved reserves as of December 31, 2025, were prepared by Ryder Scott Company, L.P., the Company’s third-party reservoir engineer, using the SEC pricing methodology. Proved reserves at year-end 2025 of 147 MMBoe increased by 24 MMBoe or 19% over year-end 2024 reserves. Oil represented 50% of total proved reserves. Proved developed producing reserves (“PDP”) increased by 13% to 87 MMBoe, which represented 59% of total proved reserves. Proved undeveloped reserves (“PUD”) increased by 29% to 61 MMBoe, when compared to year-end 2024. At December 31, 2025, the standardized measure of discounted cash flows and PV-10(1) were $1.14 billion and $1.39 billion, respectively.
The net proved reserve additions resulted in a reserve replacement ratio (defined as the sum of extensions and discoveries, revisions, acquisitions and divestitures, divided by annual production) of 323% for the year ended December 31, 2025. The organic reserve replacement ratio (defined as the sum of extensions and discoveries and revisions, divided by annual production) was 230%.
___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1
Extensions and discoveries were the primary contributor to the increase in reserves of 24 MMBoe, which consisted of 23 MMBoe added to PUDs as a result of drilling activity during the year, which allowed for the booking of adjacent PUDs for locations that were previously booked as unproved reserves or not at all, and 1 MMBoe added to PDP as a result of drilling successful wells that were previously classified as unproved locations. The Company also acquired 11 MMBoe in reserves and divested 1 MMBoe. The Company had production of 11 MMBoe and positive revisions of previous estimates of 1 MMBoe.

Exhibit 99.1
Selected Operating and Financial Data
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Select Financial Data (in thousands):
Oil and natural gas sales, net	$97,277	$106,852	$102,695	$391,980	$409,801
Income from Operations	$26,161	$28,862	$32,038	$133,279	$153,695
Adjusted EBITDAX(1)	$66,051	$64,041	$69,074	$260,565	$284,225
Cash Flow from Operations	$64,868	$63,650	$66,378	$212,539	$246,274

Upstream Accrual Capital Expenditures	$28,204	$13,129	$19,385	$82,785	$97,023
Upstream Cash Capital Expenditures	$34,721	$14,893	$22,299	$91,188	$99,365
Total Accrual Capital Expenditures	$50,357	$18,019	$30,682	$120,162	$108,320
Total Cash Capital Expenditures	$50,960	$29,027	$33,263	$127,855	$110,329

Upstream Free Cash Flow(1)	$17,238	$39,441	$28,653	$117,236	$128,033
Total Free Cash Flow(1)	$999	$25,307	$17,689	$80,569	$117,069

Production Data, net:
Oil (MBbls)	1,850	1,690	1,464	6,328	5,519
Natural gas (MMcf)	3,848	3,380	2,305	11,669	7,484
NGLs (MBbls)	778	722	455	2,387	1,486
Total (MBoe)	3,269	2,975	2,303	10,660	8,252

Daily combined volumes (Boe/d)	35,533	32,337	25,033	29,205	22,546
Daily oil volumes (Bbls/d)	20,109	18,370	15,913	17,337	15,079

Average Realized Prices:(2)
Oil ($ per Bbl)	$57.18	$63.94	$68.50	$62.95	$74.10
Natural gas ($ per Mcf)	$(0.86)	$(0.21)	$0.02	$(0.28)	$(0.19)
NGLs ($ per Bbl)	$(6.67)	$(0.66)	$5.18	$(1.27)	$1.53

Average Realized Prices, including derivative settlements:(2)(3)
Oil ($ per Bbl)	$61.06	$65.17	$69.89	$65.46	$73.67
Natural gas ($ per Mcf)	$(0.63)	$(0.16)	$0.34	$(0.22)	$0.37
NGLs ($ per Bbl)(4)	$(6.67)	$(0.66)	$5.18	$(1.27)	$1.53

Weighted Average Common Shares Outstanding (in thousands):
Basic	21,120	21,164	21,094	21,134	20,712
Diluted	21,242	21,263	21,205	21,194	20,875

_____________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)The Company's oil, natural gas and NGL sales are presented net of GP&T costs. These costs, related to natural gas and NGLs, at times exceeded the price we received and resulted in negative average realized prices.
(3)The Company's calculation of the effects of derivative settlements includes gains and losses on the settlement of our commodity derivative contracts. These gains and losses are included under other income (expense) in the Company’s consolidated statements of operations.
(4)During the periods presented, the Company did not have any NGL derivative contracts in place.

Exhibit 99.1
2026 GUIDANCE
Riley Permian is providing first quarter detailed guidance and select full-year 2026 activity guidance based on currently scheduled development activity and current market conditions. The average working interest on gross operated wells drilled is subject to change and may have corresponding impacts on net production volumes and investing expenditures. Total equivalent production estimates, inclusive of production from natural gas and NGLs, may be subject to variability based on third-party midstream service provider conditions.

Activity and Production	Q1 2026	Full-Year 2026
Net Operated Well Activity
Drilled (#)	14.3 - 16.3	37.0 - 43.0
Completed (#)	8.0 - 9.0	41.0 - 47.0
Turned to Sales (#)	7.0 - 8.0	43.0 - 49.0

Non-Operated, Net (#)	0.0 - 0.0	1.0 - 2.0

Net Production
Total (MBoe/d)	33.2 - 34.0	35.0 - 37.0
Oil (MBbls/d)	19.0 - 19.5	21.0 - 22.0

Capital Expenditures and Investing (in millions)(1)
Upstream	$49 - $57	$165 - $180
Infrastructure and Other	$6 - $8	$25 - $30
Total Capital Expenditures	$55 - $65	$190 - $210

Power JV Investment	$2 - $3	$6 - $8
Total Investments	$57 - $68	$196 - $218

Operating and Corporate Costs	Q1 2026

Lease Operating Expenses ($ per Boe)	$8.00 - $9.00
Production and Ad Valorem Taxes (% of revenue)	7.5% - 8.5%
Administrative Costs ($ per Boe)	$2.50 - $3.00
___________________
(1)Accrual (activity-based) investing expenditures before acquisitions

Exhibit 99.1
CONFERENCE CALL
In connection with the earnings release, Riley Permian management will host a conference call for investors and analysts on March 5, 2026 at 9:00 a.m. CT to discuss the Company's results and to host a Q&A session. Interested parties are invited to participate by calling:
•Toll Free Dial-In, +1 (888) 596-4144
•Toll Dial-in, +1 (646) 968-2525
•Conference ID number 1303008
An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). In addition to a webcast of the call available on the Company’s website, a replay of the call will be available March 19, 2026 by calling:
•Toll Free Dial-In, +1 (800) 770-2030
•Toll Dial-in, +1 (609) 800-9909
•Conference ID number 1303008
About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented upstream oil and gas company operating in Texas and New Mexico with infrastructure projects that complement our operations. For more information, please visit www.rileypermian.com.
Investor Contact:
405-438-0126
IR@rileypermian.com

Exhibit 99.1
Cautionary Statement Regarding Forward Looking Information and Guidance
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation, power and other midstream and downstream activities, which could result in a prolonged shut-in of our wells that may adversely affect our reserves, financial condition and results of operations; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions or divestitures; the inability or failure of the Company to successfully integrate the acquired assets into our operations and development activities; the potential delays in the development, construction or start-up of planned projects; failure to realize any of the anticipated benefits of our joint ventures or other equity investments; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; inability to prove up undeveloped acreage and maintain production on leases; any reduction in our borrowing base on our Credit Facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our Credit Facility and Senior Notes; changes in general economic, business or industry conditions, including changes in inflation rates, interest rates and foreign currency exchange rates; conditions in the capital, financial and credit markets and our ability to obtain capital needed to fund our exploration and development on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, regulation of greenhouse gases, water conservation, seismic activity, weatherization, or protection of certain species of wildlife, or of sensitive environmental areas; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Railroad Commission of Texas in an effort to control induced seismicity in the Permian Basin; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crisis, such as pandemics and epidemics, and any related government policies and actions and the effects of such public health crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; general domestic and international economic, market and political conditions, including military conflicts, global economic growth, unpredictability of new tariffs, actions of OPEC+ countries and changes to the current political environment under the new administration; risks related to litigation; and cybersecurity threats, technology system failures and data security issues.
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, operating costs and the timing and completion of pending projects and acquisitions. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance.

Exhibit 99.1
Please read the "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.
The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2025	2024
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$17,889	$13,124
Accounts receivable, net	41,045	44,411
Prepaid expenses	7,763	1,592
Inventory	7,929	5,734
Current derivative assets	19,141	3,264
Total Current Assets	93,767	68,125
Oil and natural gas properties, net (successful efforts)	995,539	860,797
Other property and equipment, net	21,872	30,477
Non-current derivative assets	5,117	585
Equity method investment	36,188	22,811
Funds held in escrow	1,196	—
Other non-current assets, net	15,899	10,706
Total Assets	$1,169,578	$993,501
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$5,083	$13,937
Accrued liabilities	37,690	33,918
Revenue payable	59,606	34,786
Current derivative liabilities	37	—
Current portion of long-term debt	20,000	20,000
Other current liabilities	34,089	20,123
Total Current Liabilities	156,505	122,764
Non-current derivative liabilities	112	414
Asset retirement obligations	59,977	32,706
Long-term debt	227,855	249,494
Deferred tax liabilities	86,119	76,547
Other non-current liabilities	4,768	961
Total Liabilities	535,336	482,886
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 21,718,800 and 21,482,555 shares issued at December 31, 2025 and December 31, 2024, respectively	22	21
Additional paid-in capital	306,660	310,232
Retained earnings	327,560	200,362
Total Shareholders' Equity	634,242	510,615
Total Liabilities and Shareholders' Equity	$1,169,578	$993,501

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands, except per share amounts)
Revenues:
Oil and natural gas sales, net	$97,277	$102,695	$391,980	$409,801
Contract services - related parties	—	—	—	380
Total Revenues	97,277	102,695	391,980	410,181
Costs and Expenses:
Lease operating expenses	23,421	19,670	87,506	71,463
Production and ad valorem taxes	7,978	8,021	29,052	29,428
Exploration costs	88	2,156	361	2,595
Depletion, depreciation, amortization and accretion	27,268	18,929	93,183	74,900
Impairment of oil and natural gas properties	—	11,317	1,214	11,317
Other impairments	1,607	—	1,607	30,158
General and administrative:
Administrative costs	7,913	8,689	31,472	26,551
Stock-based compensation expense	2,388	1,445	9,130	8,138
Cost of contract services - related parties	—	—	—	363
Transaction costs	453	430	5,176	1,573
Total Costs and Expenses	71,116	70,657	258,701	256,486
Income from Operations	26,161	32,038	133,279	153,695
Other Income (Expense):
Interest expense, net	(7,926)	(7,625)	(31,364)	(34,338)
Gain (loss) on derivatives, net	21,469	(8,446)	36,259	(1,665)
Loss from equity method investment	(619)	(486)	(886)	(721)
Gain on midstream sale	71,675	—	71,675	—
Total Other Income (Expense)	84,599	(16,557)	75,684	(36,724)
Net Income from Operations Before Income Taxes	110,760	15,481	208,963	116,971
Income tax expense	(25,363)	(4,553)	(48,123)	(28,074)
Net Income	$85,397	$10,928	$160,840	$88,897

Net Income per Share:
Basic	$4.04	$0.52	$7.61	$4.29
Diluted	$4.02	$0.52	$7.59	$4.26
Weighted Average Common Shares Outstanding:
Basic	21,120	21,094	21,134	20,712
Diluted	21,242	21,205	21,194	20,875

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands)
Cash Flows from Operating Activities:
Net income	$85,397	$10,928	$160,840	$88,897
Adjustments to reconcile net income to net cash provided by operating activities:
Exploratory well costs and lease expirations	88	2,156	300	2,560
Depletion, depreciation, amortization and accretion	27,268	18,929	93,183	74,900
Impairment of oil and natural gas properties	—	11,317	1,214	11,317
Other impairments	1,607	(1,308)	1,607	28,850
(Gain) loss on derivatives, net	(21,469)	8,446	(36,259)	1,665
Settlements on derivative contracts	8,086	2,759	16,615	1,849
Amortization of deferred financing costs and discount	1,198	1,324	4,768	5,299
Stock-based compensation expense	2,388	1,445	9,130	8,138
Deferred income tax expense	1,981	(5,530)	11,352	3,202
Loss from equity method investment	619	486	886	721
Gain on midstream sale	(71,675)	—	(71,675)	—
Other	10	—	2	—
Changes in operating assets and liabilities	29,370	15,426	20,576	18,876
Net Cash Provided by Operating Activities	64,868	66,378	212,539	246,274
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(34,394)	(22,118)	(89,624)	(98,490)
Additions to midstream property and equipment	(16,239)	(10,964)	(36,667)	(10,964)
Additions to other property and equipment	(327)	(181)	(1,564)	(875)
Net assets acquired in business combination	125	—	(117,702)	—
Acquisitions of oil and natural gas properties	—	—	(2,161)	(19,597)
Acquisitions of land	(1,309)	—	(1,309)	—
Disposition of midstream property and equipment	120,204	—	120,204	—
Contributions to equity method investment	(1,000)	(1,250)	(15,750)	(17,912)
Funds held in escrow	—	—	(1,196)	—
Net Cash Provided by (Used in) Investing Activities	67,060	(34,513)	(145,769)	(147,838)
Cash Flows from Financing Activities:
Deferred financing costs	(189)	(2,703)	(432)	(2,783)
Proceeds from Credit Facility	—	—	155,000	15,000
Repayments under Credit Facility	(115,000)	(15,000)	(160,000)	(85,000)
Repayments of Senior Notes	(5,000)	(5,000)	(20,000)	(20,000)
Payment of cash dividends	(8,485)	(7,992)	(33,325)	(30,831)
Proceeds from issuance of common shares, net	—	—	—	25,415
Repurchase of common shares for tax withholding and other	(1,824)	(1,368)	(3,248)	(2,432)
Net Cash Used in Financing Activities	(130,498)	(32,063)	(62,005)	(100,631)
Net Increase (Decrease) in Cash	1,430	(198)	4,765	(2,195)
Cash, Beginning of Period	16,459	13,322	13,124	15,319
Cash, End of Period	$17,889	$13,124	$17,889	$13,124

Exhibit 99.1
OIL, NATURAL GAS AND NGL RESERVES
Estimates of Riley Permian’s proved reserves as of December 31, 2025, were prepared by Ryder Scott Company, L.P. (“Ryder Scott”), the Company’s third-party reservoir engineer. Estimates of proved reserves were prepared in accordance with the rules and regulations of the SEC using an average price equal to the unweighted arithmetic average of the first day of each month within the 12-month period ended December 31, 2025, of $65.34 per Bbl for oil and $3.39 per Mcf for gas. Additionally, the Company prepared estimates of proved reserves as of December 31, 2025, using NYMEX pricing, which were not reviewed by Ryder Scott. The table below presents a summary of our proved reserves as of December 31, 2025.

	SEC Pricing(1)		NYMEX Pricing(1)
Reserves as of December 31, 2025	Proved Developed Reserves	Total Proved Reserves	Proved Developed Reserves	Total Proved Reserves
Oil (MBbls)	42,907	74,347	43,109	74,670
Natural gas (MMcf)	124,165	206,657	125,592	208,636
Natural gas liquids (MBbls)	23,109	38,625	23,353	38,974
Total (MBoe)	86,710	147,415	87,394	148,416
PV-10(2) (in thousands)	$881,093	$1,392,016	$823,149	$1,305,502
___________________
(1)See table below for the SEC and NYMEX pricing used to prepare reserve estimates.
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

	SEC Pricing		NYMEX Pricing
	Oil	Natural Gas	Oil	Natural Gas
	($ per Bbl)	($ per Mcf)	($ per Bbl)	($ per Mcf)
Calendar year 2026	$65.34	$3.39	$57.03	$3.72
Calendar year 2027	$65.34	$3.39	$57.42	$3.88
Calendar year 2028	$65.34	$3.39	$58.73	$3.71
Calendar year 2029	$65.34	$3.39	$59.98	$3.61
Calendar year 2030	$65.34	$3.39	$60.85	$3.61
After 2030	$65.34	$3.39	$61.14	$4.16

Reserve estimates above do not include any value for probable or possible reserves that may exist, nor do they include any value for undeveloped acreage. The reserve estimates represent our net revenue interest in our properties, all of which are located within the continental United States. NYMEX pricing does not comport with the reporting requirements of the SEC and should not be used as a substitute for or compared with estimates of proved reserves using SEC pricing.

Exhibit 99.1
OIL, NATURAL GAS AND NGL RESERVES, Continued
Ryder Scott prepared the estimates of the Company's proved reserves as of December 31, 2024, in accordance with the rules and regulations of the SEC using an average price equal to the unweighted arithmetic average of the first day of each month within the 12-month period ended December 31, 2024, of $76.32 per Bbl for oil and $2.13 per Mcf for natural gas. The Company prepared estimates of proved reserves as of December 31, 2024, using NYMEX pricing, which were not reviewed by Ryder Scott. The table below presents a summary of our proved reserves as of December 31, 2024.

	SEC Pricing(1)		NYMEX Pricing(1)
Reserves as of December 31, 2024	Proved Developed Reserves	Total Proved Reserves	Proved Developed Reserves	Total Proved Reserves
Oil (MBbls)	40,111	66,535	39,527	65,802
Natural gas (MMcf)	103,337	162,239	102,004	160,644
Natural gas liquids (MBbls)	19,312	30,027	19,102	29,768
Total (MBoe)	76,646	123,602	75,630	122,344
PV-10(2) (in thousands)	$999,828	$1,542,583	$885,643	$1,332,696
___________________
(1)See table below for the SEC and NYMEX pricing used to prepare reserve estimates.
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

	SEC Pricing		NYMEX Pricing
	Oil	Natural Gas	Oil	Natural Gas
	($ per Bbl)	($ per Mcf)	($ per Bbl)	($ per Mcf)
Calendar year 2025	$76.32	$2.13	$69.59	$3.66
Calendar year 2026	$76.32	$2.13	$66.45	$4.05
Calendar year 2027	$76.32	$2.13	$64.74	$3.98
Calendar year 2028	$76.32	$2.13	$63.71	$3.87
Calendar year 2029	$76.32	$2.13	$63.31	$3.60
After 2029	$76.32	$2.13	$63.31	$3.60

Reserve estimates above do not include any value for probable or possible reserves that may exist, nor do they include any value for undeveloped acreage. The reserve estimates represent our net revenue interest in our properties, all of which are located within the continental United States. NYMEX pricing does not comport with the reporting requirements of the SEC and should not be used as a substitute for or compared with estimates of proved reserves using SEC pricing.

Exhibit 99.1
DERIVATIVE INSTRUMENTS
The Company’s oil and natural gas derivative contracts consisted of fixed price swaps, costless collars and basis swaps. The following table summarizes the open financial derivatives as of March 2, 2026, related to our future oil and natural gas production:

	2026 (1)				2027				2028
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter
Oil
WTI Oil Swaps
Volume (Bbl)	826,000	900,000	900,000	900,000	665,000	530,000	510,000	480,000
Weighted average price ($/Bbl)	$61.56	$62.05	$61.76	$61.56	$60.77	$60.61	$60.19	$60.45

WTI Oil Collars
Volume (Bbl)	516,000	486,000	480,000	460,000	415,000	477,000	340,000	165,000
Weighted average floor price ($/Bbl)	$59.55	$57.78	$56.99	$56.33	$56.73	$55.31	$51.68	$55.00
Weighted average ceiling price ($/Bbl)	$77.16	$73.54	$72.31	$68.63	$66.63	$68.35	$66.02	$67.81

Natural Gas
Henry Hub Natural Gas Swaps
Volume (MMBtu)	1,005,000	450,000	300,000	500,000	600,000
Weighted average price ($/MMBtu)	$3.97	$3.64	$3.59	$4.07	$4.19

Henry Hub Natural Gas Collars
Volume (MMBtu)	225,000	900,000	900,000	600,000	450,000
Weighted average floor price ($/MMBtu)	$3.67	$3.05	$3.05	$3.43	$3.80
Weighted average ceiling price ($/MMBtu)	$4.30	$3.74	$3.74	$4.79	$5.84

Waha Basis Swaps
Volume (MMBtu)	450,000	450,000	450,000	600,000	3,150,000	3,150,000	3,150,000	3,150,000	1,800,000
Weighted average price ($/MMBtu)	$(2.01)	$(2.26)	$(2.26)	$(1.31)	$(0.94)	$(0.95)	$(0.95)	$(0.95)	$(1.01)
___________________
(1)Q1 2026 derivative positions shown include 2026 contracts, some of which have settled as of March 2, 2026.

Exhibit 99.1
Interest Rate Contracts
The following table summarizes the open interest rate derivative positions as of March 2, 2026:

Open Coverage Period	Position	Notional Amount	Fixed Rate
		(In thousands)
March 2026 - April 2026	Long	$30,000	3.18%
March 2026 - April 2026	Long	$50,000	3.04%
April 2026 - April 2027	Long	$45,000	3.90%